Exhibit 1.1

                                 782,608 Shares

                                  Common Stock
                                ($0.01 Par Value)

                             UNDERWRITING AGREEMENT

                                                                   July 26, 2004

Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

            Immtech International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you as the underwriter (the "Underwriter"), an aggregate of 782,608 shares (the "Firm Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 117,391 shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares."

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-108278) for the registration, under the Securities Act of 1933, as amended (the "Securities Act," and the rules and regulations under the Securities Act, the "Securities Act Regulations"), of Common Stock, and has filed with the Commission such amendments thereof as may have been required to the date of this Agreement. The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a supplement or supplements to the form of prospectus included in such registration statement relating to the offering of the Shares (the "Offering") and the plan of distribution thereof. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement," such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Base Prospectus"; and such supplemented form of prospectus, in the form in which it shall first be used to confirm sales of the Shares (including the Base Prospectus as so supplemented) is hereinafter called the "Prospectus." If the Company has filed an abbreviated Registration Statement pursuant to Rule 462(b) under the Securities Act ("Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any preliminary form of the Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called the "Preliminary Prospectus." Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (the "Incorporated Documents") which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference; each Preliminary Prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules thereunder and each Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

            The Company and the Underwriter each agree as follows:

            1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter and the Underwriter agrees to purchase from the Company 782,608 Firm Shares and up to 117,391 Additional Shares at a purchase price of $9.635 per Share. The Company is advised by you that the Underwriter intends (i) to make a public offering of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.

            In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares. This option may be exercised by the Underwriter, at its sole discretion, at any time (but not more than once) in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

            2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company ("DTC") for the account of the Underwriter. Such payment and delivery shall be made at 12:00 P.M., New York City time, on July 30, 2004 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are to be made is hereinafter sometimes called "the time of purchase." Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

            Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

            Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Latham & Watkins LLP at 135 Commonwealth Drive, Menlo Park, California 94025, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

            3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that as of the date hereof and at the time of purchase and at the additional time of purchase, if any:

                  (a) The Company is eligible to use Form S-3 under the Securities Act for registration of the Shares. On its effective date, the Registration Statement complied, and on the date of the Prospectus, the date on which any post-effective amendment to the Registration Statement becomes effective, the date on which any supplement or amendment to the Prospectus is filed with the Commission and any Closing Date, the Registration Statement and Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the provisions of the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder. As of the date hereof, when the Prospectus is first filed or transmitted for filing pursuant to Rule 424 under the Securities Act, when, prior to any Closing Date, any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at any Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as amended or supplemented as of such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading. Notwithstanding anything to the contrary in this Agreement, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Prospectus in accordance with information provided in writing to the Company by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of Underwriter to the Company expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus is (i) the second paragraph of text following the table showing the amount of the discount to be paid to the Underwriter by the Company under the caption "Underwriting" in the Prospectus Supplement insofar as such statements relate to amount of selling concession and reallowance, and (ii) the fourth, fifth and sixth paragraphs of text following the table showing the amount of the discount to be paid to the Underwriter by the Company under the caption "Underwriting" in the Prospectus Supplement concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by Underwriter.

                  (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any Preliminary Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been or will be made in the manner and within the time period required by such Rule.

                  (c) The Incorporated Documents, at the time they were filed with the Commission or became effective, as the case may be, complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations thereunder. No such document when it was filed or became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

                  (d) All of the Company's issued and outstanding capital stock has been duly authorized and validly issued and is fully paid and nonassessable, and the Company's outstanding classes of capital stock, including, without limitation, the Common Stock, and the capitalization (authorized and outstanding) of the Company conform in all material respects to the descriptions thereof and the statements made with respect thereto in the Prospectus as of the date set forth therein. None of the issued and outstanding shares of the Company's capital stock including the Common Stock, have been issued in violation of any preemptive or other rights to subscribe for or purchase shares of capital stock of the Company. Except as described in the Prospectus, there are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. The form of certificates for the Shares complies with the requirements of the Delaware General Corporation Law.

                  (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, rights, condition (financial or otherwise), results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").

                  (f) The Company has no subsidiaries (as defined in the Securities Act) other than Super Insight Limited, a British Virgin Island company, Immtech Hong Kong Limited, a Hong Kong company, Immtech Therapeutics Limited, a Hong Kong company, and Immtech Life Science Limited, a Hong Kong company (each, a "Subsidiary" and collectively, the "Subsidiaries"). The Company owns all of the issued and outstanding capital stock or other ownership interests of each of the Subsidiaries, except for Immtech Therapeutics Limited, of which the Company owns 51% of the equity interests. Other than the capital stock of the Subsidiaries and the Company's 28% interest in NextEra Therapeutics, Inc., the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles of incorporation, the bylaws of the Company and the other organizational documents of the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase. Each Subsidiary has been duly incorporated or organized and is validly existing as a corporation, partnership, or other entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each Subsidiary is duly qualified to do business as a foreign corporation or partnership and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company subject to no security interest, other encumbrance or adverse claims. Except for the option held by Gou Kang Pharmaceuticals Ltd. to purchase 5% of the equity of Immtech Therapeutics Limited, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                  (g) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution with respect to such Subsidiary's capital stock or other equity interests to the Company or a Subsidiary, as the case may be, from repaying to the Company or a Subsidiary any loans or advances to such Subsidiary from the Company or a Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any Subsidiary.

                  (h) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

                  (i) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                  (j) The Company has all corporate power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the provisions and conditions hereof, including, but not limited to, the issuance and delivery of the Shares to the Underwriter as provided herein. This Agreement has been duly and validly authorized by the Company and duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity.

                  (k) Except as set forth in the Registration Statement and the Prospectus and as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter or bylaws of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

                  (l) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Securities Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (m) Except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of capital stock of the Company, including the Shares, or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights (other than as set forth in Section 4(o) below), rights of first refusal or other rights to purchase any shares of capital stock of the Company, including the Shares, or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise. No person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of capital stock or other equity interests of the Company (other than as set forth in Section 4(o) below), or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

                  (n) The Company and each of the Subsidiaries have obtained all permits, licenses, qualifications, clearances, registrations, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization"), have made all filings required under any federal, state, local or foreign law, regulation or rule, and have given all notices to all governmental and regulatory authorities and self-regulatory organizations and all courts and other tribunals, in each case, as are necessary to own, lease, license and operate their properties and to conduct their respective businesses, except where the failure to have any such Authorization or to make or give any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect, and the Company and each of the Subsidiaries are in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, modification, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization, except where such failure to be valid and in full force and effect or to be in compliance, impairment or restriction would not, singly or in the aggregate, have a Material Adverse Effect. Such Authorizations contain no restrictions that are unduly burdensome to the Company or any of the Subsidiaries.

                  (o) The Company has received all Authorizations from the U.S. Food and Drug Administration ("FDA") and from similar foreign regulatory commissions and ministries of health, in each case as necessary to conduct its business as described in the Registration Statement and the Prospectus. All such Authorizations have been duly and validly issued and are in full force and effect and the Company is not in violation of any of the terms and conditions of any such Authorizations. The Company has not received any notice of proceedings relating to the revocation or modification of any such Authorization which, if subject to an unfavorable ruling, decision or finding, would individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are being, conducted in compliance with all applicable current Good Laboratory Practices and Good Clinical Practices in all material respects. The descriptions of the studies, tests and preclinical and clinical trials, including the related results and regulatory status, contained in the Registration Statements and Prospectus are accurate in all material respects. Except as described in the Prospectus, the Company has not received any notices, correspondence or other communication from the FDA or other governmental agency requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated.

                  (p) All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

                  (q) There are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company's knowledge, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

                  (r) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Deloitte & Touche LLP has not engaged in any "prohibited activities" (as defined in Section 10A of the Exchange Act) on behalf of the Company.

                  (s) The financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved. Any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Securities Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data and all disclosures regarding non-GAAP Financial Measures (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K. The other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements, as defined in Item 303 of Regulation S-K promulgated under the Securities Act), not disclosed in the Registration Statement and the Prospectus.

                  (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
(i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) other than (x) the issuance of shares of Common Stock upon the exercise of options or warrants or conversion of securities outstanding on the date of this Agreement and (y) grants and issuances of shares of Common Stock or options to acquire Common Stock pursuant to the Company's stock option plan, any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

                  (u) The Company has obtained for the benefit of the Underwriter the agreement (a "Lock-Up Agreement"), in the form set forth as Exhibit A hereto, of each of its directors and officers named in Exhibit A-1 hereto.

                  (v) Neither the Company nor any Subsidiary is, nor, after giving effect to the offering and sale of the Shares, will any of them be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") or a "passive foreign investment company" or a "controlled foreign corporation" as such terms are defined in the Internal Revenue Code.

                  (w) The Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances. All the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases.

                  (x) The Company and each Subsidiary owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, patent rights, trademarks (both registered and unregistered), service marks, tradenames, copyrights, trade secrets, know-how (including trade secrets and other unpatented and unpatentable proprietary and confidential information or procedures) and other rights described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, "Intellectual Property"). Except as described in the Registration Statement and the Prospectus, (i) there are no third parties who have or, to the Company's knowledge, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company's knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) to the Company's knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

                  (y) Neither the Company nor any Subsidiary is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries and (iii) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries. To the Company's knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

                  (z) The Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no past, present or, to the Company's knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws. Neither the Company nor any of the Subsidiaries (i) is, to the Company's knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or, to the Company's knowledge, affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and "Hazardous Materials" means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

                  (aa) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization relating to matters covered by Environmental Laws, in each case as currently in effect, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (bb) All tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (cc) The Company and each of the Subsidiaries maintains insurance issued by insurers of nationally recognized financial responsibility and covering its properties, operations, personnel and businesses as the Company deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses, including, without limitation, product liability claims. All such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase. None of the Company or any Subsidiary has been refused any insurance coverage sought or applied for; and none of the Company or any Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof.

                  (dd) Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

                  (ee) There are no contracts, agreements or other documents which are of a character required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Securities Act Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement as required by the Securities Act Regulations. The contracts so described or otherwise described in the Prospectus or filed as exhibits to the Registration Statement are in full force and effect on the date hereof, and neither the Company or any Subsidiary nor, to the Company's knowledge, except as described in the Prospectus, any other party is in material breach of or default under any of such contracts. The Company has not received any written notice of such material default or breach. The descriptions of such contracts in the Prospectus and the Registration Statement are accurate summaries thereof and fairly represent, in all material respects, the information purported to be summarized. All such agreements to which the Company or any of its Subsidiaries is a party have been duly authorized, executed and delivered by the Company or a Subsidiary, constitute valid and binding agreements of the Company or a Subsidiary, and are enforceable against the Company or a Subsidiary in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles.

                  (ff) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (gg) The Company has established and maintains "disclosure controls and procedures" (as such term is defined in Rule 13a-15 under the Exchange Act), and such disclosure controls and procedures are effective to perform the functions for which they were established. Since the date of the filing of the Company's Annual Report or Form 10-K for the year ended March 31, 2004 (the "10-K Filing Date"), the Company's auditors and the audit committee of the board of directors of the Company (or persons fulfilling the equivalent function) have not been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data nor any material weaknesses in internal controls; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the 10-K Filing Date, there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct as of the date such certifications were made. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

                  (hh) The Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company. Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

                  (ii) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

                  (jj) Neither the Company nor any of the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (kk) Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (ll) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the American Stock Exchange ("AMEX"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from AMEX, nor has the Company received any notification that the Commission or AMEX is contemplating terminating such registration or listing.

                  (mm) The Shares have been approved for listing on AMEX, subject to notice of issuance.

                  (nn) The Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of the listing rules of AMEX (the "AMEX Rules") and the board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the AMEX Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.

                  (oo) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders.

                  (pp) There are no claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of a finder's, consulting or origination fee with respect to the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company or any Subsidiary, or any of their respective officers, directors, stockholders, partners, employees or affiliates on behalf of the Company or any Subsidiary that may affect the Underwriter's compensation, as determined by the NASD, other than as described in the Prospectus.

            In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to the Underwriter.

            4. Covenants of the Company. The Company hereby agrees with the Underwriter as follows:

                  (a) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                  (b) To make available to the Underwriter in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Securities Act.

                  (c) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares maybe sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner under such Rule).

                  (d) To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending use of any Prospectus, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriter's counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing.

                  (e) Subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing.

                  (f) If necessary or appropriate, to file a Rule 462 Registration Statement.

                  (g) To advise the Underwriter promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to
Section 4(d) hereof, to prepare and furnish, at the Company's expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change.

                  (h) To make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period.

                  (i) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders' equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants).

                  (j) To furnish to you two copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein).

                  (k) To furnish to you promptly for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries.

                  (l) To furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof.

                  (m) To apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                  (n) Regardless of whether the Offering contemplated by this Agreement and the Prospectus is consummated, to pay all costs, fees and expenses incurred in connection with or incident to the proposed Offering, including, without limitation, (i) all expenses and taxes incident to the authorization, issuance, sale and delivery of the Shares to be sold by the Company to the Representative, (ii) all expenses incident to the registration of the Shares under the Securities Act, (iii) all costs of preparing stock certificates, including printing and engraving costs, (iv) all fees and expenses of the registrar and transfer agent of the Shares, (v) without limiting clause (i) above, all necessary, transfer and other stamp taxes in connection with the issuance and sale of the Shares to be sold by the Company to the Underwriter,
(vi) all fees and expenses of the Company's counsel, the Company's independent accountants and any other experts or consultants retained by or on behalf of the Company in connection with the Offering, (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus, including all exhibits and financial statements, and all amendments and supplements provided for herein, including, without limitation, any post-effective amendments, the blue sky memoranda, this Agreement, the Agreement among Underwriter, the Underwriter's Questionnaire and Power of Attorney, (viii) the filing fees and expenses incurred by the Company or the Underwriter in connection with exemptions from qualifying or registering (or obtaining qualification or registration of) all or any part of the Shares for offer and sale and determination of eligibility for investment under the blue sky or other securities laws of such jurisdictions as the Representative may designate (including related fees and expenses of counsel to the Underwriter), (ix) the fees paid or incurred in connection with filings made with the NASD (including related fees and expenses of counsel to the Underwriter), (x) all travel and lodging fees and expenses incurred by or on behalf of officers and representatives of the Company in connection with presentations to prospective purchasers of the Shares, (xi) all word processing charges, messenger and duplicating services, facsimile expenses and other customary expenses of the Company related to the proposed Offering, (xii) the costs and expenses relating to preparation and delivery to the Underwriter of five closing binders, (xiii) all applicable listing or other fees relating to the Shares, including, without limitation, the fees relating to the listing of the Common Stock on AMEX, (xiv) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement and (xv) all fees, disbursements and out-of-pocket expenses incurred by the Underwriter in connection with its services to be rendered hereunder (including without limitation, the fees and expenses of Underwriter's counsel, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures).

                  (o) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Securities Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of the Underwriter, except for (i) the registration of the Shares and the sales to the Underwriter pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus and (iv) the filing of a registration statement on Form S-3 with respect to up to 755,540 shares of Common Stock issuable upon conversion of outstanding shares of Series D Preferred Stock of the Company and exercise of related warrants covering 200,000 shares of common stock.

                  (p) To cause the Shares to be listed on AMEX.

                  (q) To take such steps as shall be necessary to ensure that neither the Company nor any of the Subsidiaries shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended.

            5.    [Intentionally Omitted]

            6. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Cadwalader, Wickersham and Taft LLP, counsel for the Company, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, in the form set forth in Annex A hereto.

                  (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Heller Ehrman White & McAuliffe, Solicitors and International Lawyers, special counsel for the Company with respect to the Subsidiaries, Immtech Hong Kong Limited, Immtech Life Science Limited and Immtech Therapeutics Limited, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, in the form set forth in Annex B hereto.

                  (c) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Conyers, Dill & Pearman, special counsel for the Company with respect to the Subsidiary, Super Insight Limited, addressed to the Underwriter, and dated the time of purchase or the additional time of purchase, as the case may be, in the form set forth in Annex C hereto.

                  (d) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Latham & Watkins LLP, counsel for the Underwriter, dated the time of purchase or the additional time of purchase, as the case may be, as to such matters as may be reasonably requested by the Underwriter.

                  (e) At the time of execution of this Agreement, the Underwriter shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "initial letter"), Deloitte & Touche LLP shall have furnished to the Underwriter a letter (the "bring-down letter") of such accountants, addressed to the Underwriter and dated as of the time of purchase or additional time of purchase, as the case may be, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

                  (g) The Registration Statement shall become effective not later than 5:30 P.M. New York City time, on the date of this Agreement and, if Rule 430A under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any Rule 462 Registration Statement required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

                  (h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, prospects, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

                  (j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

                  (k) You shall have received signed Lock-up Agreements referred to in Section 3(u) hereof.

                  (l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

                  (m) The Shares shall have been approved for listing on AMEX, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

                  (n) The Company will at the time of purchase deliver to the Underwriter a warrant to purchase 200,000 shares of the Company's Common Stock. Such warrant shall have an exercise price per share equal to $10.25.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

            7. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Securities Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Securities Act is used, when the parties hereto have executed and delivered this Agreement.

            The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, if (A) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, prospects, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the Underwriter's judgment, make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus; (B) since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, AMEX or the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company's securities on AMEX; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriter's judgment makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus; (C) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Securities Act; or (D) since the time of execution of this Agreement, there shall have occurred any development involving any court or legislative or other governmental or administrative investigation, action, order or decree, which is not set forth or fully described in the Registration Statement and the Prospectus and which would have a Material Adverse Effect, if in the Underwriter's judgment such development makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

            If the Underwriter elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly in writing.

            If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 8 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

            8. Indemnity and Contribution.

                  (a) The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors, officers, counsel, employees and agents, and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, the respective agents, employees, officers, managers, directors, partners, counsel, members and shareholders of such persons, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

            If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

            If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
(iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (d) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

            9. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriter, shall be sufficient in all respects if delivered to Jefferies & Company, Inc., 520 Madison Avenue, 12th Floor, New York, NY 10022, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 150 Fairway Drive, Suite 150, Vernon Hills, IL 60061, Attention: T. Stephen Thompson, President and Chief Executive Officer with a copy to Deborah Zonies, Esq., General Counsel, Immtech International, Inc., One North End Avenue, New York, NY 10282.

            10. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

            11. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. Each of the Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

            12. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

            13. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

            14. Successors and Assigns. This Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and the Underwriter's businesses and/or assets.

            If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

                                    Very truly yours,

                                    Immtech International, Inc.


                                    By:
                                        ----------------------------------
                                        Name: T. Stephen Thompson
                                        Title: President and CEO

Accepted and agreed to as of the
date first above written


JEFFERIES & COMPANY, INC.



By:
    --------------------------
    Name:
    Title:

                                    EXHIBIT A

                           Immtech International, Inc.

                                  Common Stock

                                                                    July 9, 2004

Jefferies & Company, Inc.
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

            This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by Immtech International, Inc. (the "Company") and you, the Underwriter named therein, with respect to the public offering (the "Offering") of Common Stock of the Company (the "Common Stock").

            In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period from the date hereof until the end of a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of Jefferies & Company, Inc. ("Jefferies"), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriter of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Letter Agreement.

            In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period from the date hereof until the end of a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Jefferies, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

            If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or
(iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                                    Yours very truly,



                                    ---------------------------------
                                    Name:

                                   EXHIBIT A-1

                  LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS



Name                          Position(s)

1. T. Stephen Thompson        President, Chief Executive Officer and Director

2. Cecilia Chan               Director and Executive Vice President

3. Gary C. Parks              Treasurer, Secretary and Chief Financial Officer

4. David C Tiemeier, Ph.D.    Vice President, Licensing and Development

5. Harvey R. Colten, M.D.     Director

6. Judy Lau                   Director

7. Levi H.K. Lee, M.D.        Director

8. Eric L. Sorkin             Director

9. Frederick W. Wackerle      Director

                                    EXHIBIT B


                              OFFICERS' CERTIFICATE

                           IMMTECH INTERNATIONAL, INC.

            We, T. Stephen Thompson, President and Chief Executive Officer, and Gary C. Parks, Treasurer, Secretary and Chief Financial Officer, of Immtech International, Inc., a Delaware corporation (the "Company"), do hereby deliver this certificate pursuant to Section 6(_) of the Underwriting Agreement dated ______________, 2004 (the "Underwriting Agreement") by and among the Company and Jefferies & Company, Inc. (the "Underwriter"), providing for the sale to the Underwriter of up to ______________ shares of the Company's common stock, par value $_____ per share (the "Common Stock"), including ___________ shares subject to the Underwriter's over-allotment option; and do hereby certify as follows:

            (i) the representations and warranties of the Company in the Underwriting Agreement are true and correct on and as of the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be preformed or satisfied hereunder or thereunder;

            (ii) the conditions set forth in Sections 6(__) and 6(__) of the Underwriting Agreement have been fulfilled and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by the Commission;

            (iii) since the date of the Underwriting Agreement, there has not been any downgrading, or any notice given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by a "national recognized statistical rating organization," as such terms is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (iv) we have reviewed the Registration Statement and the Prospectus, and since the date of the most recent financial statements included in the Prospectus (exclusive of any further supplements thereto), there has been no material adverse change, or any development that would be reasonably likely to result in a material adverse change, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any further supplements thereto).

            Capitalized terms used in this certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Underwriting Agreement. Latham & Watkins LLP is entitled to rely on this certificate in connection with the opinion such firm is rendering pursuant to the Underwriting Agreement.

Dated:
      ---------------



                                    By:
                                       --------------------------------
                                    Name:  T. Stephen Thompson
                                    Title: President and Chief Executive Officer



                                    By:
                                       --------------------------------
                                    Name:  Gary C. Parks
                                    Title: Treasurer, Secretary and Chief
                                           Financial Officer

                                     Annex A

                     Matters to be Covered in the Opinion of
                       of Cadwalader, Wickersham and Taft,
                             Counsel for the Company

                                     Annex B

                     Matters to be Covered in the Opinion of
                       of Heller Ehrman White & McAuliffe,
                Solicitors and International Lawyers, Hong Kong
                             Counsel for the Company

                                     Annex C

                     Matters to be Covered in the Opinion of
               of Conyers, Dill & Pearman, British Virgin Islands
                             Counsel for the Company